AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2005
REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FAMOUS DAVE’S OF AMERICA, INC.
(Exact name of Registrant as specified in its charter)

MINNESOTA
(State or other jurisdiction of incorporation)

41-1782300
(IRS Employer Identification No.)

8091 WALLACE ROAD
EDEN PRAIRIE, MN 55344
(Address of principal executive offices)

2005 STOCK INCENTIVE PLAN
(Full title of Plan)

DIANA GARVIS PURCEL
FAMOUS DAVE’S OF AMERICA, INC.
8091 WALLACE ROAD
EDEN PRAIRIE, MN 55344

(Name and address of agent for service)

(952) 294-1300
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William M. Mower, P.A.
Alan M. Gilbert, Esq.
Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center
90 South 7th Street
Minneapolis, MN 55402-4140
(612) 672-8200

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Amount of
Title of Securities	Amount to be	Proposed Maximum	Aggregate	Registration
to be Registered	Registered	Offering Price Per Share(1)	Offering Price(1)	Fee

Common Stock ($0.01 par value per share)	450,000	$11.25	$5,062,500	$595.86

(1)	Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Common Stock on NASDAQ on May 9, 2005.

PART I
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 6. Indemnification of Officers and Directors.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBITS
2005 Stock Incentive Plan
Opinion of Maslon Edelman Borman & Brand, LLP
Consent of Grant Thornton LLP

PART I

      As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 2, 2005 and filed on March 18, 2005;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2005 and filed on May 13, 2005;

(c)	The Registrant’s Current Report on Form 8-K dated April 27, 2005 and filed on May 3, 2005; and

(d)	The description of the Registrant’s common stock included under the caption “Securities to be Registered” in its Registration Statement on Form 8-A, dated October 25, 1996, including any amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 6. Indemnification of Officers and Directors.

      The Registrant is governed by Minnesota Statutes Chapter 302A. Section 302A.521 requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlement, and reasonable expenses, including attorneys’ fees and disbursements, if, with respect to the acts or omissions of the person complained of in the proceeding, such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person’s performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Registrant, or in the case of performance by a director, officer, employee or agent of the Registrant as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Registrant. In addition, Section 302A.521, subd. 3 requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

      The Registrant’s articles of incorporation provides that the Registrant will indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Minnesota. The Registrant maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

      Reference is made to Item 9 for the Registrant’s undertakings with respect to indemnification for liabilities arising under the U.S. Securities Act of 1933.

Item 8. Exhibits.

4.1	2005 Stock Incentive Plan.

5.1	Opinion of Maslon Edelman Borman & Brand, LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Maslon Edelman Borman & Brand, LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on page 6).

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eden Prairie, State of Minnesota, on May 12, 2005.

FAMOUS DAVE’S OF AMERICA, INC.
By:	/s/ Diana Garvis Purcel
Diana Garvis Purcel
Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

      We, the undersigned officers and directors of Famous Dave’s of America, Inc. hereby severally constitute David Goronkin and Diana G. Purcel and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Famous Dave’s of America, Inc. to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David Goronkin	President, Chief Executive Officer and	May 12, 2005

David Goronkin	Director (Principal Executive Officer)

/s/ Diana Garvis Purcel	Vice President, Chief Financial Officer and	May 12, 2005

Diana G. Purcel	Secretary (Principal Financial and Accounting Officer)

/s/ F. Lane Cardwell, Jr.	Director	May 12, 2005

F. Lane Cardwell, Jr.

/s/ K. Jeffrey Dahlberg	Director	May 12, 2005

K. Jeffrey Dahlberg

/s/ Mary L. Jeffries	Director	May 12, 2005

Mary L. Jeffries

/s/ Richard L. Monfort	Director	May 12, 2005

Richard L. Monfort

/s/ Dean A. Riesen	Director	May 12, 2005

Dean A. Riesen

EXHIBITS

Exhibit Number	Description of Exhibit	Method of Filing

4.1	2005 Stock Incentive Plan.	Filed Herewith

5.1	Opinion of Maslon Edelman Borman & Brand, LLP.	Filed Herewith

23.1	Consent of Grant Thornton LLP.	Filed Herewith

23.2	Consent of Maslon Edelman Borman & Brand, LLP.	Included in Exhibit 5.1

24.1	Power of Attorney.	Included on Signature Page Hereof